UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Senior Executive Retention Plan

On November 8, 2018 (the “Effective Date”), the Compensation Committee of the Board of Directors (“Committee”) of The McClatchy Company (the “Company”) approved the 2018 Senior Executive Retention Plan (the “Retention Plan”) to incentivize certain senior executive officers including some of the named executive officers (collectively, the “Participants”) for their continued dedicated service to the Company.  Under the Retention Plan, Participants who continuously remain employees of the Company or a subsidiary of the Company during the period beginning on the Effective Date through and including each of the following dates shall be eligible to receive one-third (1/3) of their applicable cash award on each of (i) June 30, 2019, (ii) December 31, 2019, and (iii) June 30, 2020 (each such date a “Vesting Date”).  The applicable cash award for each named executive officer who qualifies as a Participant is listed below.  The Committee will administer the Retention Plan and determine whether the criteria for receipt of payments under the Retention Plan have been satisfied.

The following named executive officers are eligible to receive retention awards in the following amounts:

Participants	Title	Retention Cash Award
Craig Forman	President, Chief Operating Officer	$2,000,000
Mark Zieman	Vice President, Operations	$1,059,000
Elaine Lintecum	Vice President, Finance and Chief Financial Officer	$733,875
Billie McConkey	Vice President, Human Resources, General Counsel and Secretary	$727,500

If the conditions set forth in the Retention Plan are met, the retention awards will be payable, less applicable withholding tax, to the Participant entitled to such payment as soon as reasonably practicable following the applicable Vesting Date and the Committee’s certification that the Participant has become entitled to the payment; provided, further, that in no event will payment of the retention award be delayed to a date later than March 15th of the calendar year following the calendar year in which the Vesting Date occurs.  In order to receive the retention award, a Participant must remain employed by the Company or a subsidiary of the Company through the applicable Vesting Date, but the retention award will be paid earlier if the Participant’s employment is terminated due to (i) death, (ii) disability (as defined in the Retention Plan), or (iii)(A) an involuntary termination without “cause” or resignation for “good reason” (each as defined by the Retention Plan), provided the Participant (B) executes, delivers and does not revoke a waiver and release agreement within 45 days of the termination date.

This summary of the Retention Plan does not purport to be complete and is qualified by reference to the copy of the Retention Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	The McClatchy Company 2018 Senior Executive Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 13, 2018	The McClatchy Company

/s/ Billie McConkey
	By:	Billie McConkey
Vice President, Human Resources, General Counsel and Secretary